Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-169623, 333-165651, 333-46068) of Dynasil Corporation of America and Subsidiaries (the Company) of our report dated December 16, 2014, relating to our audits of the consolidated financial statements as of and for the years ended September 30, 2014 and 2013, which appears in this Annual Report on Form 10-K of Dynasil Corporation of America for the year ended September 30, 2014.

Boston, Massachusetts
December 16, 2014